                                                                   EXHIBIT 10.23

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "AGREEMENT") is entered into as of January 16, 2001, by and between QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation ("QCI"), and BELLSOUTH CORPORATION, a Georgia corporation ("BSC"). QCI and BSC are herein sometimes collectively referred to as the "PARTIES."

                                    AGREEMENT

         NOW, THEREFORE, the Parties, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, covenant and agree with each other as follows:

1. DEFINITIONS. Unless otherwise defined herein the following terms have the following meanings:

         "AFFILIATE" means a Person that directly, or indirectly through one or more intermediaries, is controlled by, or is under common control with, a specified Person, or any Person in which a specified Person owns directly or indirectly more than a 10% equity interest. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession of power to direct the management and policies of the referenced Person, whether through ownership interests, by contract or otherwise.

         "BSC AFFILIATE" means any Affiliate of BSC.

         "BSC SHARES" means the shares of QCI's common stock (as such shares may be adjusted in the event of stock dividends, split ups, reverse split ups, mergers, recapitalizations, subdivisions, exchanges of shares or the like) ("QCI Stock") owned by BSC on the date hereof.

         Capitalized terms used herein without definitions have the meanings ascribed to such terms in the Master Agreement dated as of April 19, 1999 between Qwest Communications Corporation and BellSouth Value Added Services Holdings, Inc., as amended to the date hereof (the "Master Agreement"), and in the QCI Stock Purchase Agreement, as applicable.

2. AGREEMENT TO PURCHASE AND SELL SHARES. Subject to the terms and conditions contained herein, BSC hereby agrees to sell to QCI and QCI hereby agrees to purchase from BSC, 22,222,222 (the "Shares") of the 74,000,000 BSC Shares, at a price equal to $45.00 per share for an aggregate purchase price of $1,000,000,000 (the "Purchase Price"). The closing and the purchase and sale of the Shares (the "Closing") shall be held at the offices of BSC at 11:00 a.m. EST on the date hereof. At the closing, BSC will deliver to QCI one or more certificate(s) for the BSC Shares with a duly executed stock power in favor of QCI for the Shares, against payment of the aggregate Purchase Price by wire transfer of immediately available funds to an account designated by BSC. QCI will, as soon as practicable after the Closing, cause its transfer agent (i) to place 4,705,143 of the BSC Shares in an uncertificated "restricted stop" account, and (ii) to deliver 6 new certificates in the aggregate amount of 47,072,635 of the BSC Shares subject to the legends required under the Common Stock Purchase Agreement dated as of April 19, 1999 between BellSouth Enterprises, Inc. and QCI (the "QCI Stock Purchase Agreement") as well as a legend as follows:

         "The shares represented by this certificate are subject to restrictions on transfer, including any sale, pledge or other hypothecation, set forth in an Agreement dated as of January 16, 2001, between the Company and BellSouth Corporation, a copy of which may be obtained at no cost by written request made by the holder of record of this certificate to the secretary of the Company at the Company's principal executive offices."

QCI agrees to remove the above legend at such time as the BSC Shares may be transferred in compliance with the first sentence of paragraph 5A of this Agreement.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BSC. BSC hereby represents, warrants and covenants to QCI as follows:

         A. BSC is a corporation duly incorporated and validly existing and in good standing under the laws of the state of Georgia and has all necessary corporate power and authority to enter into this Agreement and to transfer the BSC Shares in accordance with the terms of this Agreement at the Closing (such BSC Shares collectively referred to as the "Transfer BSC Shares"), and this Agreement constitutes the legally valid and binding obligation of BSC enforceable against it in accordance with its terms.

         B. BSC beneficially owns and has the unrestricted right (other than as such right may be restricted by the Securities Act of 1933 as amended (the "Securities Act")) to transfer the Transfer BSC Shares, free and clear of all liens, claims, charges and other encumbrances (other than any restrictions under the QCI Stock Purchase Agreement). Upon completion of the Closing QCI will be the legal and beneficial owner of the Transfer BSC Shares, free and clear of all liens, claims, charges, transfer restrictions and other encumbrances (other than any restrictions under the Securities Act and the QCI Stock Purchase Agreement).

         C. The execution and delivery by BSC of this Agreement and the performance by BSC of its obligations hereunder, have been duly authorized by all necessary corporate action and do not and will not contravene, violate, result in a breach of or constitute a default under (i) its articles of incorporation or bylaws, (ii) any regulation of any governmental entity or any decision, ruling, order, or award of any court or any arbitrator applicable to it or any of its properties, or (iii) any agreement that BSC is a party to or by which it or any of its properties may be bound or affected.

4. REPRESENTATIONS AND WARRANTIES OF QCI. QCI hereby represents and warrants to BSC as follows:

         A. QCI is a corporation duly incorporated and validly existing and in good standing under the laws of the state of Delaware, and has all necessary corporate power and authority to enter into this Agreement and perform its obligations hereunder, including to purchase Transfer BSC Shares from BSC to be transferred on the date hereof under the terms described herein; and this Agreement constitutes the legally valid and binding obligation of QCI enforceable against it in accordance with its terms.

         B. The execution and delivery by QCI of this Agreement and the performance by QCI of its obligations hereunder, have been duly authorized by all necessary corporate action and do not and will not contravene, violate, result in a breach of or constitute a default under (i) its articles of incorporation or bylaws, (ii) any regulation of any governmental entity or any decision, ruling, order or award of any court or arbitrator applicable to it or any of its properties, or (iii) any agreement that QCI is a party to or by which it or any of its properties may be bound or affected.

5. COVENANTS WITH RESPECT TO BSC SHARES.

         A. Until the earliest of (i) the date of termination of the Master Agreement by Qwest (other than pursuant to Section 4.2(a) or 4.2(c) (with respect to an event relating to Vasco or its Controlled Affiliate) of the Master Agreement) and (ii) with respect to (x) 11,111,111 BSC Shares, February 16, 2001, and (y) 40,666,667 BSC Shares, January 16, 2002 and (iii) the happening of any event giving rise to early termination in Section 7.4 of the QCI Stock Purchase Agreement, BSC shall not, and shall not cause or permit its subsidiaries or any

Group, including BSC or any of its subsidiaries, to, directly or indirectly, Transfer any BSC Shares, other than a transfer permitted by Section 7.2(b)(1) or
(2) of the QCI Stock Purchase Agreement or a Transfer contemplated by this Agreement or by the Services Purchase Agreement entered into as of the date hereof by and between QCI and BSC. Effective at the Closing, the QCI Stock Purchase Agreement shall hereby be amended to provide that the transfer restrictions contained in Section 7.2(d) thereof (as modified by Section 8.1(l)) shall remain in effect from the termination of the restrictions with respect to any BSC Shares contained in this Section until June 1, 2004.

         B. The certificates evidencing the Transfer BSC Shares will be properly endorsed for transfer to, or accompanied by, a duly executed stock power in favor of QCI. BSC will pay any transfer or recordation taxes payable with respect to the transfer of the Transfer BSC Shares.

6. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to conflicts of law principles.

7. NO THIRD PARTY BENEFICIARIES. This Agreement does not provide and is not intended to provide third parties (including, but not limited to, customers of BSC and BSC Affiliates) with any remedy, claim, liability, reimbursement, cause of action, or any other right.

8. ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign, transfer or convey by operation of law or otherwise its rights or obligations hereunder. Any assignment, transfer or other disposition by either Party that is in violation of this Section shall be absolutely null and void ab initio.

9. NOTICES. Each notice, demand, certification or other communication given or made under this Agreement will be in writing and will be delivered by hand or sent by registered mail or by facsimile transmission to the address of the respective Party as shown below (or such other address as may be designated in writing to the other party hereto in accordance with the terms of this Section):

         If to QCI:        Qwest Communications International Inc.
                           1801 California Street
                           Denver, Colorado  80202
                           Attn:  Chief Financial Officer

                           With a copy addressed as set forth above, but to the attention of General Counsel

         If to BSC:        BellSouth Corporation
                           1155 Peachtree Street, N.E.
                           Atlanta, Georgia 30309-3610
                           Attn: [Withheld]

                           With a copy addressed as set forth above but to the attention of [Withheld]

         Any change to the name, address and facsimile numbers may be made at any time by giving fifteen (15) days prior written notice in accordance with this Section. Any such notice, demand or other communication will be deemed to have been received, if delivered by hand, at the time of delivery or, if posted, at the expiration of five (5) Business Days after the date of mailing, or, if sent by facsimile, on the next Business Day following the day of sending.

10. SEVERABILITY. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, such provision will be deemed to be deleted from this Agreement and the remaining provisions will continue in full force and effect.

11. HEADINGS. The Section headings of this Agreement are for convenience of reference only and are not intended to restrict, affect or influence the interpretation or construction of provisions of such Section.

12. TELECOPY/COUNTERPARTS. This Agreement and any amendment hereto or any document delivered pursuant hereto may be executed by telecopy in counterparts, each of which when executed and delivered will be deemed an original. Such counterparts will together (as well as separately) constitute one and the same instrument. Any execution by telecopy will be followed promptly by signed original counterparts.

13. ENTIRE AGREEMENT. This Agreement supersedes all prior or written understandings between the parties hereto and constitutes the entire agreement with respect to the subject matter herein and therein. This Agreement will not be modified or amended except by a writing signed by authorized representatives of the parties hereto.

14. DISPUTES. All disputes arising under or relating to this Agreement or the subject matter hereof shall be referred and resolved in accordance with Section
1.7 and 6.2 of the Master Agreement as if a "Dispute" thereunder, provided that upon termination of the Master Agreement, such disputes will be submitted first to the Executives and Section 1.7(c) shall be replaced by the following:

         (c) If the Senior Executive Officers are unable to resolve any such Dispute within such thirty-day period, it shall be deemed a "Section
         6.2 Dispute" and either party may invoke the provisions of Section 6.2 of this Master Agreement.

15. PUBLICITY. BSC and QCI will agree on the form and content of the initial public announcement to be made concerning this Agreement and the transactions contemplated hereby, and neither BSC nor QCI shall make such public announcement without the consent of the other, except as required by law.

16. LIMITATION OF LIABILITY. In no event will BSC or QCI be liable to the other hereunder for consequential, incidental, indirect or special damages, including, but not limited to, loss of revenue, loss of business opportunity, or the costs associated therewith.

17. FEES AND EXPENSES. Each of BSC and QCI agrees to pay its own expenses and disbursements incident to the performance of its obligations hereunder.

         IN WITNESS WHEREOF, the Parties have executed this Agreement effective on the date first written above.

BELLSOUTH CORPORATION


By:
     ------------------------------
         Name:
         Title:


QWEST COMMUNICATIONS INTERNATIONAL INC.


By:
     ------------------------------
         Name:
         Title: